UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2023

HOLLEY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39599	87-1727560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Russellville Road, Bowling Green, KY	42101
(Address of principal executive offices)	(Zip Code)

(270) 782-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HLLY	New York Stock Exchange
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	HLLY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2023, the Board of Directors (the “Board”) of the Company adopted and approved amended and restated by-laws (the “Amended and Restated By-Laws”), effective concurrently with such adoption. Among other things, the amendments effected by the Amended and Restated By-Laws:

•
Enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and proposals of business made in connection with meetings of stockholders by, including, without limitation:

o
Adding a requirement that any stockholder providing notice of a stockholder nomination or proposed business to make a representation as to whether such stockholder intends to engage in any solicitation with respect to the nominee(s) or proposed business of such stockholder, including whether such stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s shares of capital stock reasonably believed to be sufficient to elect such nominee or approve such business and (in the case of any director nomination) whether such stockholder intends to solicit proxies in accordance with Rule 14a-19 promulgated under the Securities Act of 1934, as amended (the “Universal Proxy Rule”);

o
Clarifying that if any stockholder provides notice of any director nomination pursuant to the Universal Proxy Rule and subsequently either (i) notifies the Company that such stockholder no longer intends to solicit proxies in support of such stockholder’s director nominees or (ii) fails to comply with the requirements of the Universal Proxy Rule, then such stockholder’s nominees will be disregarded and no vote on such nominees proposed by such stockholder will occur;

o
Requiring that any stockholder submitting a director nomination provide certain information regarding the nominee(s) being proposed by such stockholder as specified in the Amended and Restated By-Laws;

o
Requiring any stockholder providing notice of a stockholder nomination or proposed business to update and supplement the information initially provided by such stockholder to the Company in connection with such nomination or proposed business prior to the meeting in the manner specified in the Amended and Restated By-Laws, and to provide any additional information in connection with such nomination or proposed business as may reasonably be requested by the Company; and

o
Including certain language clarifying that if any stockholder providing notice of a stockholder nomination or proposed business does not comply with the advance notice provisions of the Amended and Restated By-Laws, then the nominee(s) or proposed business of such stockholder will be disregarded and no vote on such nominees will occur.

•	Modify the provisions relating to availability of lists of stockholders entitled to vote at stockholder meetings to reflect recent amendments to the Delaware General Corporation Law;

•
Require any stockholders directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board;

•
Add a severability clause, which provides that, in the event any provision of the Amended and Restated By-Laws is rendered invalid, illegal or unenforceable, such provision shall be severable from the other provisions of the Amended and Restated By-Laws; and

•	Make various other updates, including technical, ministerial and conforming changes.

The foregoing summary of the amendments effected by the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Holley Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLEY INC.

By:	/s/ Jesse Weaver
Name: Jesse Weaver
Title: Chief Financial Officer

Date: August 9, 2023